Date: 1 June 2006

Kirkland Lake Gold Inc.

The Directors of Kirkland Lake Gold Inc

Ocean Equities Ltd.

Broker Agreement

Field Fisher Waterhouse 35 Vine Street London EC3N 2AA

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THIS AGREEMENT is made this 1st day of June 2006

AMONG:

(1)	Kirkland Lake Gold Inc. whose registered office is at Suite 1880 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia V6E 3P3, Canada (the “Company”);

(2)	THE DIRECTORS of the Company whose names and addresses are set out in Schedule 1 (the “Directors”); and

(3)	OCEAN EQUITIES LTD. whose registered office is at 3 Copthall Avenue, London EC2R 7BH United Kingdom (“Ocean Equities”).

IT IS AGREED:

1.	Interpretation

1.1	In this Agreement the following words and expressions shall (save where the context otherwise requires) have the following meanings:

“AIM”	means the AIM Market operated by London Stock Exchange;

“AIM Rules”	means the rules governing the admission of securities to AIM as set out by London Stock Exchange as amended from time to time;

“Common Shares”	means the common shares of the Company.

“FSA”	means the Financial Services Authority of the United Kingdom;

“FSMA”	means the Financial Services and Markets Act 2000 (as amended); and

“London Stock Exchange”	means London Stock Exchange plc.

1.2	References in this Agreement to Clauses and Schedules are to the Clauses and Schedules of this Agreement.

1.3	Headings are included in this Agreement for convenience only and shall be disregarded in its interpretation.

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1.4	In this Agreement the expressions “holding company”, “subsidiary undertaking” and “subsidiary” shall have the meanings given thereto in the Companies Act 1985 (as amended by the Companies Act 1989).

1.5	A reference to a statute or statutory provision includes a reference:-

	(a)	to that statute or provision as from time to time modified or re-enacted;

	(b)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

	(c)	to any subordinate legislation made under the relevant statute.

2.	Appointment of Ocean Equities and duties as Broker

2.1

The Company hereby irrevocably and unconditionally appoints Ocean Equities to act as its broker in the United Kingdom for the purposes of the AIM Rules upon the terms and subject to the conditions set out in this Agreement and Ocean Equities shall act as broker to the Company.

2.2	Ocean Equities shall act as the Company's broker in the United Kingdom and will be responsible to London Stock Exchange for fulfilling the responsibilities imposed by the AIM

Rules relating to brokers appointed by AIM-quoted companies which include using best endeavours to find matching business if there is no market maker in the Company's shares.

2.3	In addition to these responsibilities Ocean Equities will:-

(a)

maintain regular contact with the Company concerning any movement in the price of the Common Shares on AIM and give details to the Company, as requested or required and as available to Ocean Equities, of trading in the Common Shares on AIM;

	(b)	act as the point of contact between the investment community in the United Kingdom and the Company;

	(c)	when requested, co-ordinate all transactions in Common Shares on AIM, with a view to maintaining an orderly market in Common Shares on AIM;

	(d)	advise the Company on investment conditions in the United Kingdom and the pricing of its securities;

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(e)	prepare and publish broker's notes to the investment community in the United Kingdom at such times as shall be deemed appropriate by Ocean Equities; and

(f)	not appoint any agent to fulfil any of its duties or obligations to the Company without the prior written agreement of the Company.

2.4

The Company acknowledges that the appointment of Ocean Equities under Clause 2.1 confers on Ocean Equities all powers, authorities and discretions on behalf of the Company which are necessary for, or reasonably incidental to, such appointment and the Company agrees to ratify and confirm everything which Ocean Equities shall lawfully and reasonably do on behalf of the Company in the exercise of such appointment, powers, authorities and discretions. Ocean Equities agrees to keep the Company informed as soon as reasonably practicable as to any actions which it may propose to take in its capacity as broker to the Company.

2.5

Ocean Equities acknowledges that the appointment of Ocean Equities under Clause 2.1 does not restrict the Company from using the services any other financial institution in the United Kingdom for any purpose whatsoever.

3.	Remuneration and Expenses

3.1

The Company shall pay to Ocean Equities in respect of its services as broker an annual retainer fee of £•, which shall be payable quarterly in advance together with any reasonable out-of-pocket expenses which they incur in respect of such services.

3.2

Unless expressly agreed to the contrary, the Company agrees to pay any fees and expenses properly due and payable to Ocean Equities pursuant to this Agreement from time to time within 28 days after the issue of the invoice in respect thereof together with any VAT properly chargeable thereon upon production of an appropriate VAT invoice.

3.3

Any payments due pursuant to this Clause 3 shall be in addition to any fees payable pursuant to any advice which Ocean Equities may be engaged to provide on any specific transaction, position or situation on behalf of the Company, subject to prior agreement with the Company.

4.	Undertakings and Authorities relating to the appointment

4.1

The Company hereby undertakes in favour of Ocean Equities to execute or to use all reasonable endeavours to procure the execution of all such documents and to do or procure the doing of all such things as may reasonably be required by, or be reasonably necessary to comply with the requirements of, AIM, AIM Rules or London Stock Exchange for the

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purposes of or in connection with Ocean Equities’ continuing role as broker to the Company.

4.2

The Company hereby undertakes to Ocean Equities that it will for so long as the Common Shares are admitted to trading on AIM comply with and abide by all relevant laws and regulations including the AIM Rules, the FSMA, the Code of Market Conduct published by the FSA and the Criminal Justice Act 1993.

4.3

The Company undertakes, so far as it is able, promptly to provide Ocean Equities or procure that Ocean Equities is promptly provided with all information, confirmations and evidence which Ocean Equities may reasonably require for the proper performance of its duties hereunder or as may be required by London Stock Exchange in order to comply fully with all relevant provisions of the AIM Rules, the FSMA, the Code of Market Conduct published by the FSA and any other laws or regulations (whether or not having the force of law). The Company undertakes that all such information, confirmations and evidence provided by it to Ocean Equities will so far as it is aware be in all material respects true and accurate and not misleading. Furthermore, if anything occurs within a reasonable time thereafter which renders any such information, confirmation, evidence or statements of opinion in any material respect untrue or inaccurate or misleading, the Company will, as soon as practicable notify Ocean Equities and take all reasonable steps necessary to amend the information, confirmation, evidence or statement of opinion so as to rectify the matter.

5.	Continuing Obligations

5.1	Each of the Directors severally undertakes to Ocean Equities and the Company that:-

(a) he will inform Ocean Equities without delay on becoming aware of any breach by the Company or any of the Directors of any provision of the AIM Rules;

(b)

he will at all times comply and act in accordance with the AIM Rules (in particular as they relate to dealings in the securities of a company whose securities have been admitted to trading on AIM) and will, so far as he is able to, procure that the affairs of the Company are conducted in accordance with the AIM Rules; and

(c) so far as he is able, he will procure (or authorise) that the Company complies with its obligations under this Agreement.

6.	Further acknowledgement and undertakings

6.1	Save as required by the AIM Rules, the Toronto Stock Exchange, applicable laws or regulations or any securities regulatory authority having jurisdiction, neither any advice

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rendered by Ocean Equities nor any communication from Ocean Equities in connection with the services performed by Ocean Equities pursuant to this Agreement may be quoted, or referred to, in any public report, document, release or other communication by the Company or by any related party without the prior written consent of Ocean Equities. If any advice or communication is required to be quoted or referred to, the Company will promptly first notify Ocean Equities thereof so Ocean Equities can take such measures as it feels are necessary.

6.2

The Company and each of the Directors acknowledge and accept that Ocean Equities may be required by law or by regulatory agencies and authorities to disclose information and deliver documents relating to the Company and the Directors in relation to Ocean Equities’ engagement hereunder. The Company and each of the Directors expressly authorise any such disclosure or delivery provided that, to the extent allowed, Ocean Equities will provide the Company with prompt notice before making any such disclose of information so the Company and the Directors can take such measures as they feel are necessary.

6.3

All correspondence and papers in Ocean Equities’ possession or control relating to its engagement hereunder shall be and remain Ocean Equities’ sole property, save for any original documents held to the Company's order.

6.4

Ocean Equities is entitled to assume that instructions have been properly authorised by the Company if they are given or purported to be given by an individual or person who is or purports to be and is reasonably believed by Ocean Equities to be a director, appropriate employee or authorised agent of the Company.

6.5

When Ocean Equities gives the Company advice or provides other services in accordance with this Agreement, it or an associate or some other person in connection with it or another client may have an interest, relationship or arrangement that is material in relation to the transaction or investment concerned. Accordingly, if Ocean Equities becomes aware that a conflict of interest has arisen or is likely to arise, it will inform the Company, but will be under no obligation to provide details of the conflict save as may be reasonably required to enable the Company to make a judgment on the matter. Thereafter, the parties will consult with a view to resolving a satisfactory procedure in view of such conflict, however, as a result of such conflict of interest, Ocean Equities may not be able to advise the Company and Ocean Equities reserves the right to decline to arrange any transaction or give advice or make any accommodation to the Company.

6.6	The Company and each of the Directors acknowledge that all services provided by Ocean Equities pursuant to this Agreement are subject to the FSA's handbook of rules and guidance.

6.7	The Company and each of the Directors acknowledge that Ocean Equities is acting solely for

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the Company in relation to the subject matter of this Agreement and no one else and accordingly that Ocean Equities will not be responsible to anyone other than the Company for providing the protections afforded to customers of Ocean Equities under FSA Rules or for providing advice in relation to or in connection with such subject matter.

6.8

The Company and each of the Directors acknowledge that Ocean Equities is not responsible for providing any legal advice to the Company or the Directors in respect of any applicable laws and regulations and the Company and each of the Directors undertakes to obtain appropriate legal advice in respect of these and to communicate to Ocean Equities any such advice as is relevant to the carrying out of Ocean Equities’ services hereunder.

6.9

The Company and each of the Directors acknowledge that Ocean Equities owes a number of responsibilities solely to London Stock Exchange and will not incur any liability to the Company or the Directors where it has acted properly in accordance with those responsibilities.

7.	Termination

7.1

Either the Company or Ocean Equities may terminate the appointment contained in this Agreement by giving to the other not less than three months notice in writing provided that if the appointment is terminated other than due to one of the termination events specified in Clause 7.2 below the Company shall be liable to pay to Ocean Equities on a pro rata basis its annual retainer fee referred to in Clause 3.1 of this Agreement up to the date of the expiry of such notice.

7.2	The Company may terminate the appointment contained in this Agreement forthwith by giving written notice to Ocean Equities following:

(a)

the appointment of a liquidator, receiver, administrative receiver or administrator over the whole or substantially the whole of Ocean Equities’ assets except for the purposes of a solvent reconstruction, amalgamation, reorganisation, merger or consolidation;

(b)

Ocean Equities commits any material breach of any of the terms and conditions of this Agreement, which breach (if capable of remedy) remains unremedied within 14 days of service of a notice specifying the breach and requiring it to be remedied in circumstances in which any such breach might reasonably be expected to jeopardise or damage the reputation of the Company if the appointment was not terminated;

(c) Ocean Equities commits a fraudulent act, or commits any material breach of the AIM

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Rules, FSMA, the Code of Market Conduct published by the FSA or any other laws or regulations to which Ocean Equities is subject from time to time;

(d)	any warranty or representation given by Ocean Equities in this Agreement is found to be untrue or misleading in any respect which is material;

(e)	Ocean Equities ceasing to be registered with London Stock Exchange as a member firm; or

(f)	Ocean Equities ceasing to be regulated and authorised by the FSA.

7.3	Ocean Equities may terminate its appointment forthwith by giving written notice to the Company in any one of the following events or circumstances:

	(a)	the Company does not pay any sum payable under this Agreement within 30 days of the due date;

(b)

the Company commits any material breach of any of the terms and conditions of this Agreement, which breach (if capable of remedy) remains unremedied within 14 days of service of a notice specifying the breach and requiring it to be remedied in circumstances in which any such breach might reasonably be expected to jeopardise or damage the reputation of Ocean Equities if the appointment was not terminated;

(c)

any Director commits a fraudulent act, or the Company or any Director commits any material breach of the AIM Rules, FSMA, the Code of Market Conduct published by the FSA or any other laws or regulations to which the Company or the Directors are subject from time to time;

(d)

the Company fails to comply with advice given to the Company or the Directors by Ocean Equities such that, in the reasonable opinion of Ocean Equities, such failure could jeopardise or damage the reputation of Ocean Equities;

	(e)	any warranty or representation given by the Company or a Director in this Agreement is found to be untrue or misleading in any respect which is material;

	(f)	any step is taken by any person with a view to the administration of the Company under Part II of the Insolvency Act 1986;

	(g)	the Company stops or suspends or threatens to stop or suspend payment of all or a material part of (or a particular type of) its debts or is unable to pay its debts or is

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deemed unable to do so under Section 123(1) or (2) Insolvency Act 1986;

(h)

the Directors make any proposal under Section 1 of the Insolvency Act 1986 or the Company proposes or makes any agreement for the deferral, resettling or other readjustment (or proposes or makes a general assignment of or arrangement or composition for the benefit of the relevant creditors) of all (or all of a particular type) of its debts, or a moratorium is agreed or declared in respect of, or affecting all or a material part (or of a particular type) of the debts of, the Company;

(i)	the appointment of a receiver, administrative receiver, manager or similar person to enforce a security given by the Company; or

(j)

any step is taken by the Company with a view to its winding-up or any person presents a winding-up petition (other than for frivolous or vexatious reasons) which is not dismissed within 14 days or the Company ceases or threatens to cease to carry on all or a material part of its business, except for the purposes of and followed by reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by Ocean Equities before that step is taken.

7.4

Each defaulting party shall notify the other party promptly upon the occurrence of a termination event as set out in Clauses 7.2 and 7.3 of this Agreement (a "Termination Event") or any event or circumstance which may reasonably be expected to give rise to the occurrence of a Termination Event.

7.5	Upon the occurrence of a Termination Event the non-defaulting party shall be entitled to terminate the appointment referred to in this Agreement forthwith by written notice to the other party.

7.6	Upon termination of the appointment referred to in this Agreement:-

	(a)	the rights and obligations of the parties under this Agreement shall terminate and be of no further effect, except that Clauses 3.2 and 8 of this Agreement shall remain in full force and effect;

(b)

any rights or obligations to which any of the parties to this Agreement may be entitled or be subject to in relation to such appointment before such termination shall remain in full force and effect; and

	(c)	the termination shall not affect or prejudice any right to damages or other remedy which the terminating parties may have in respect of the Termination Event which

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gave rise to the termination or any other right to damages or other remedy which any party may have in respect of any breach of this Agreement which existed at or before the date of termination.

8.	Indemnities

8.1

No claim shall be made by the Company or any of the Directors against Ocean Equities, or any subsidiary undertaking or holding company of Ocean Equities or any subsidiary undertaking of any holding company of Ocean Equities or any of its directors, officers, or employees (each, together with Ocean Equities, for the purposes of this Clause 8 an “Indemnified Person”) to recover any loss, damage, cost, charge or expense which the Company, the Directors or any holder of Common Shares or other securities of the Company may suffer or incur by reason of or arising out of the carrying out by Ocean Equities, or on its behalf, of its obligations and services under and in accordance with this Agreement except to the extent that such loss, damage, cost, charge or expense arises from the fraud, negligence or wilful default of Ocean Equities or any other Indemnified Person, any failure by Ocean Equities to comply with its obligations under this Agreement or any breach by Ocean Equities or any other Indemnified Person of the AIM Rules or the FSA's handbook of rules and guidance.

8.2

Without prejudice to the rights of Ocean Equities as agent of the Company under common law, the Company hereby undertakes to Ocean Equities (for itself and as a trustee (but on terms that it shall be entitled in its own discretion to waive any entitlement hereunder (or otherwise make settlements with respect hereto) to such extent as it may think fit having regard to its own and any other interest it may determine) for each and every other Indemnified Person) to indemnify each Indemnified Person against all or any claims (whether or not successful, compromised or settled), actions, liabilities, demands, proceedings or judgements brought or established against any Indemnified Person in any jurisdiction by any holder of Common Shares or by any governmental agency or regulatory body or any other person whatsoever and against all losses, reasonable costs, charges, expenses (including legal fees reasonably and properly incurred) or taxes (including, VAT, stamp duty and SDRT but excluding corporation tax on normal trading profits) which any Indemnified Person may suffer or incur (including, but not Ltd. to, all such losses, reasonable costs, charges, reasonable expenses or taxes suffered or properly incurred in disputing any claim, action, liability, demand or proceedings aforesaid or in establishing its right to be indemnified pursuant to this Clause 8.2) and which in any such case arises, directly or indirectly, out of or is attributable to or is in connection with:

(a)	the neglect or default of the Company; or

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(b)	Ocean Equities acting as broker to the Company in accordance with the terms of this Agreement and the AIM Rules;

unless and to the extent that any of them arises from the fraud, negligence or wilful default of any Indemnified Person or any failure by Ocean Equities to comply with its obligations under this Agreement or any breach by Ocean Equities or any other Indemnified Person of the AIM Rules or the FSA's handbook of rules and guidance.

8.3

If Ocean Equities becomes aware of any claim made or threatened within the scope of the indemnity set out in this Clause 8, Ocean Equities shall promptly notify the Company thereof and shall thereafter (subject to the Indemnified Person being indemnified and secured to their reasonable satisfaction by the Company against all costs, charges, damages and expenses the Indemnified Person may suffer or incur as a result of so doing), subject to the requirements (if any) of the Indemnified Person's insurers, consult with the Company regarding the Indemnified Person's conduct of the Claim and shall provide the Company with such information and copies of such documents relating to the claim as the Company may reasonably require provided that the Indemnified Person shall not be under any obligation to take into account any requirements of the Company in connection with such conduct nor to provide the Company with a copy of any document which is, or in the reasonable opinion of the Indemnified Person's advisers, is likely to be privileged in the context of the claim.

8.4

If the Company becomes aware of any claim made or threatened within the scope of the indemnity set out in this Clause 8 or any matter which may give rise to a claim the Company shall notify Ocean Equities and shall provide the Indemnified Persons with such information and copies of such documents relating to the claim as they may reasonably require provided that the Company shall not be required to do so to the extent that:

(a)

the Company in good faith considers a relevant document to be subject to a bona fide duty of confidentiality owed by it to a third party or to be privileged in the context of any litigation by the Company against the Indemnified Person (or vice versa) connected with the claim; or

	(b)	it would prejudice any insurance cover to which the Company may from time to time be entitled.

8.5

The Company will not without the prior written consent of Ocean Equities settle or compromise or consent to the entry of any judgement with respect to any pending or threatened claim in respect of which indemnification may be sought by any Indemnified Person under this Clause 8 (whether or not the Indemnified Person is an actual or potential party to such claim) unless such settlement, compromise or consent includes an unconditional

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release of the Indemnified Person from all liability arising out of such claim.

8.6

Ocean Equities may defend, compromise, settle or deal with any claim made or threatened within the scope of the indemnity set out in this Clause 8 as it sees fit (having considered the Company’s reasonable requests).

8.7

Each Indemnified Person shall be entitled to enforce its rights under this Clause 8 pursuant to the Contracts (Rights of Third Parties) Act 1999, notwithstanding that such Indemnified Person is not a party to this Agreement.

9.	Withholding and Grossing-up

9.1

All sums payable to Ocean Equities under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the relevant person shall pay such additional amount as shall be required to ensure that the net amount received by Ocean Equities will equal the full amount which would have been received by it had no such deduction or withholding been made.

9.2

If the United Kingdom Inland Revenue or any other tax authority brings into charge to tax (or into any computation of income, profit or gains for the purposes of any charge to tax) any sum payable to Ocean Equities under this Agreement (other than the fees due under Clause 3), then the person liable to make such payment shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable thereon (or that would be so chargeable but for the availability of relief in respect of that charge to tax), is equal to the amount that would otherwise be payable to Ocean Equities under this Agreement (additional payments being made on demand of Ocean Equities).

9.3

If, on payment of an additional amount to Ocean Equities under Clause 9.1 or 9.2 Ocean Equities determines that it has received or been granted (and has derived full use and benefit from) a credit against, relief or remission for, or repayment of, any tax in respect of or calculated with reference to the additional amount paid, Ocean Equities shall, to the extent that it can do so without prejudice to the retention of such credit, relief, remission or repayment, pay to the Company such amount as Ocean Equities shall, acting reasonably, determine to be the proportion of such credit, relief, remission or repayment as will leave Ocean Equities after such payment in the same after tax position it would have been in (after taking into account all reasonable expenses incurred in determining or, if necessary, claiming the appropriate credit, relief, remission or repayment) if no additional amount has been required to be paid. Provided always that:

(a)	Ocean Equities’ determination of any amount payable under this Clause 9.3 and the

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date by which it shall be paid shall be final and binding (subject to Ocean Equities’ right to adjust the amount determined should the initial determination prove to be incorrect);

(b)

Ocean Equities shall have absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and generally as to the conduct of its tax affairs; and

(c)	Ocean Equities shall not be obliged to disclose any information regarding its tax affairs or tax computations.

10.	Notices

10.1	Any notices or other communication required to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered:

(a)	in the case of the Company or to the Directors to:

Address:	Suite 300, 570 Granville Street, Vancouver, British Columbia V6C 3P1 Canada

Fax:	+1 604 681 4692

Attention:	Sandra Lee, Secretary

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(b)	if to Ocean Equities to:

Address:	3 Copthall Avenue, London EC2R 7BH, United Kingdom

Fax:	+44 20 786 4371

Attention:	Chief Executive

10.2

Any such notice shall be delivered by hand or sent by fax transmission or pre-paid first class post and if delivered by fax shall conclusively be deemed to have been given or served at the time of printout of a transmission report showing that the correct number of pages has been sent without error and if sent by post shall conclusively be deemed to have been received 10 days after the time of posting.

11.	Change of Director

11.1	The obligations of each of the Directors hereunder shall apply for so long as he remains a director of the Company.

11.2

The Company shall procure that each new director of the Company appointed after the date of this Agreement as a director of the Company shall enter into an Agreement provided by Ocean Equities in substantially the same form as this Agreement.

12.	Miscellaneous

12.1

No party may assign any or all of its rights or obligations under this Agreement, save that Ocean Equities may assign the benefit of this Agreement to any holding company or subsidiary of Ocean Equities or any subsidiary of such holding company.

12.2	This Agreement contains the entire agreement between the parties or any of them in connection with the appointment of Ocean Equities as the Company’s broker.

12.3	No purported variation of this Agreement shall be effective unless made in writing and signed by each of the parties to this Agreement.

12.4

A failure or delay by any party in exercising any right under this Agreement shall not impair such right or be construed as a waiver of it nor shall any single or partial exercise of any right preclude any other or further exercise of it or the exercise of any other right.

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12.5

Save to the extent that third party rights are conferred in this Agreement on a person by express reference to the Contracts (Right of Third Parties) Act 1999, a person who is not a party to this Agreement has no right to enforce any term of this Agreement under that Act.

12.6

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions, or the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be affected or impaired in any way.

12.7

If any party defaults in the payment when due of any sum payable under this Agreement (whether determined by agreement or pursuant to an order of a court or otherwise) the liability of that party shall be increased to include interest on such sum from the due date until the date of actual payment at the rate of 2 per cent above the base annual lending rate from time to time of the Royal Bank of Scotland plc. Such interest shall accrue from day to day, be compounded monthly and calculated on the basis of a 365 day year.

12.8

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, and which delivery may be by telecopier, shall be an original, but all of the counterparts shall together constitute one and the same instrument.

13.	Governing Law

The construction, validity and performance of this Agreement shall be governed by English Law and the parties irrevocably submit to the non-exclusive jurisdiction of the Courts of England.

IN WITNESS whereof this Agreement has been executed the day and year first above written.

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Schedule 1

The Directors

Name	Address

DAVID HARRY WILLIAMSON DOBSON	P.O. Box 370
Kirkland Lake, Ontario P2N 3J1
Canada

BRIAN ANTHONY HINCHCLIFFE	P.O. Box 370
Kirkland Lake, Ontario P2N 3J1
Canada

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SIGNED by	)

duly authorised for and on behalf of	)	(Signed) Brian A. Hinchcliffe

KIRKLAND LAKE GOLD INC.	)	Signature

in the presence of:-)		CEO

Title

SIGNED by	)

duly authorised for and on behalf of	)	(Signed) W. Slack & (Signed) G. Wilkes

OCEAN EQUITIES LTD.	)	Signature

in the presence of:-)		Directors

Title

SIGNED by DAVID HARRY WILLIAMSON DOBSON	(Signed) D. Harry W. Dobson

SIGNED by BRIAN ANTHONY HINCHCLIFFE	(Signed) Brian A. Hinchcliffe

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Date: 1 June 2006

Kirkland Lake Gold Inc.

The Directors of Kirkland Lake Gold Inc

Mirabaud Securities Limited

Broker Agreement

Field Fisher Waterhouse 35 Vine Street London EC3N 2AA

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THIS AGREEMENT is made this 1st day of June 2006

AMONG:

(1)	Kirkland Lake Gold Inc. whose registered office is at Suite 1880 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia V6E 3P3, Canada (the “Company”);

(2)	THE DIRECTORS of the Company whose names and addresses are set out in Schedule 1 (the “Directors”); and

(3)	MIRABAUD SECURITIES LIMITED whose registered office is at 21 St James’s Square, London SW1Y 4JP United Kingdom (“Mirabaud Securities”).

IT IS AGREED:

1.	Interpretation

1.1	In this Agreement the following words and expressions shall (save where the context otherwise requires) have the following meanings:

“AIM”	means the AIM Market operated by London Stock Exchange;

“AIM Rules”	means the rules governing the admission of securities to AIM as set out by London Stock Exchange as amended from time to time;

“Common Shares”	means the common shares of the Company.

“FSA”	means the Financial Services Authority of the United Kingdom;

“FSMA”	means the Financial Services and Markets Act 2000 (as amended); and

“London Stock Exchange”	means London Stock Exchange plc.

1.2	References in this Agreement to Clauses and Schedules are to the Clauses and Schedules of this Agreement.

1.3	Headings are included in this Agreement for convenience only and shall be disregarded in its interpretation.

1.4	In this Agreement the expressions “holding company”, “subsidiary undertaking” and “subsidiary” shall have the meanings given thereto in the Companies Act 1985 (as amended by the Companies Act 1989).

1.5	A reference to a statute or statutory provision includes a reference:-

	(a)	to that statute or provision as from time to time modified or re-enacted;

	(b)	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

	(c)	to any subordinate legislation made under the relevant statute.

2.	Appointment of Mirabaud Securities and duties as Broker

2.1

The Company hereby irrevocably and unconditionally appoints Mirabaud Securities to act as its broker in the United Kingdom for the purposes of the AIM Rules upon the terms and subject to the conditions set out in this Agreement and Mirabaud Securities shall act as broker to the Company.

2.2	Mirabaud Securities shall act as the Company's broker in the United Kingdom and will be responsible to London Stock Exchange for fulfilling the responsibilities imposed by the AIM

Rules relating to brokers appointed by AIM-quoted companies which include using best endeavours to find matching business if there is no market maker in the Company's shares.

2.3	In addition to these responsibilities Mirabaud Securities will:-

(a)

maintain regular contact with the Company concerning any movement in the price of the Common Shares on AIM and give details to the Company, as requested or required and as available to Mirabaud Securities, of trading in the Common Shares on AIM;

	(b)	act as the point of contact between the investment community in the United Kingdom and the Company;

	(c)	when requested, co-ordinate all transactions in Common Shares on AIM, with a view to maintaining an orderly market in Common Shares on AIM;

	(d)	advise the Company on investment conditions in the United Kingdom and the pricing of its securities;

(e)	prepare and publish broker's notes to the investment community in the United Kingdom at such times as shall be deemed appropriate by Mirabaud Securities; and

(f)	not appoint any agent to fulfil any of its duties or obligations to the Company without the prior written agreement of the Company.

2.4

The Company acknowledges that the appointment of Mirabaud Securities under Clause 2.1 confers on Mirabaud Securities all powers, authorities and discretions on behalf of the Company which are necessary for, or reasonably incidental to, such appointment and the Company agrees to ratify and confirm everything which Mirabaud Securities shall lawfully and reasonably do on behalf of the Company in the exercise of such appointment, powers, authorities and discretions. Mirabaud Securities agrees to keep the Company informed as soon as reasonably practicable as to any actions which it may propose to take in its capacity as broker to the Company.

2.5

Mirabaud Securities acknowledges that the appointment of Mirabaud Securities under Clause 2.1 does not restrict the Company from using the services any other financial institution in the United Kingdom for any purpose whatsoever.

3.	Remuneration and Expenses

3.1

The Company shall pay to Mirabaud Securities in respect of its services as broker an annual retainer fee of £•, which shall be payable quarterly in advance together with any reasonable out-of-pocket expenses which they incur in respect of such services.

3.2

Unless expressly agreed to the contrary, the Company agrees to pay any fees and expenses properly due and payable to Mirabaud Securities pursuant to this Agreement from time to time within 28 days after the issue of the invoice in respect thereof together with any VAT properly chargeable thereon upon production of an appropriate VAT invoice.

3.3

Any payments due pursuant to this Clause 3 shall be in addition to any fees payable pursuant to any advice which Mirabaud Securities may be engaged to provide on any specific transaction, position or situation on behalf of the Company, subject to prior agreement with the Company.

4.	Undertakings and Authorities relating to the appointment

4.1

The Company hereby undertakes in favour of Mirabaud Securities to execute or to use all reasonable endeavours to procure the execution of all such documents and to do or procure the doing of all such things as may reasonably be required by, or be reasonably necessary to comply with the requirements of, AIM, AIM Rules or London Stock Exchange for the purposes of or in connection with Mirabaud Securities’ continuing role as broker to the Company.

4.2

The Company hereby undertakes to Mirabaud Securities that it will for so long as the Common Shares are admitted to trading on AIM comply with and abide by all relevant laws and regulations including the AIM Rules, the FSMA, the Code of Market Conduct published by the FSA and the Criminal Justice Act 1993.

4.3

The Company undertakes, so far as it is able, promptly to provide Mirabaud Securities or procure that Mirabaud Securities is promptly provided with all information, confirmations and evidence which Mirabaud Securities may reasonably require for the proper performance of its duties hereunder or as may be required by London Stock Exchange in order to comply fully with all relevant provisions of the AIM Rules, the FSMA, the Code of Market Conduct published by the FSA and any other laws or regulations (whether or not having the force of law). The Company undertakes that all such information, confirmations and evidence provided by it to Mirabaud Securities will so far as it is aware be in all material respects true and accurate and not misleading. Furthermore, if anything occurs within a reasonable time thereafter which renders any such information, confirmation, evidence or statements of opinion in any material respect untrue or inaccurate or misleading, the Company will, as soon as practicable notify Mirabaud Securities and take all reasonable steps necessary to amend the information, confirmation, evidence or statement of opinion so as to rectify the matter.

5.	Continuing Obligations

5.1	Each of the Directors severally undertakes to Mirabaud Securities and the Company that:-

(a) he will inform Mirabaud Securities without delay on becoming aware of any breach by the Company or any of the Directors of any provision of the AIM Rules;

(b)

he will at all times comply and act in accordance with the AIM Rules (in particular as they relate to dealings in the securities of a company whose securities have been admitted to trading on AIM) and will, so far as he is able to, procure that the affairs of the Company are conducted in accordance with the AIM Rules; and

(c) so far as he is able, he will procure (or authorise) that the Company complies with its obligations under this Agreement.

6.	Further acknowledgement and undertakings

6.1

Save as required by the AIM Rules, the Toronto Stock Exchange, applicable laws or regulations or any securities regulatory authority having jurisdiction, neither any advice rendered by Mirabaud Securities nor any communication from Mirabaud Securities in connection with the services performed by Mirabaud Securities pursuant to this Agreement may be quoted, or referred to, in any public report, document, release or other communication by the Company or by any related party without the prior written consent of Mirabaud Securities. If any advice or communication is required to be quoted or referred to, the Company will promptly first notify Mirabaud Securities thereof so Mirabaud Securities can take such measures as it feels are necessary.

6.2

The Company and each of the Directors acknowledge and accept that Mirabaud Securities may be required by law or by regulatory agencies and authorities to disclose information and deliver documents relating to the Company and the Directors in relation to Mirabaud Securities’ engagement hereunder. The Company and each of the Directors expressly authorise any such disclosure or delivery provided that, to the extent allowed, Mirabaud Securities will provide the Company with prompt notice before making any such disclose of information so the Company and the Directors can take such measures as they feel are necessary.

6.3

All correspondence and papers in Mirabaud Securities’ possession or control relating to its engagement hereunder shall be and remain Mirabaud Securities’ sole property, save for any original documents held to the Company's order.

6.4

Mirabaud Securities is entitled to assume that instructions have been properly authorised by the Company if they are given or purported to be given by an individual or person who is or purports to be and is reasonably believed by Mirabaud Securities to be a director, appropriate employee or authorised agent of the Company.

6.5

When Mirabaud Securities gives the Company advice or provides other services in accordance with this Agreement, it or an associate or some other person in connection with it or another client may have an interest, relationship or arrangement that is material in relation to the transaction or investment concerned. Accordingly, if Mirabaud Securities becomes aware that a conflict of interest has arisen or is likely to arise, it will inform the Company, but will be under no obligation to provide details of the conflict save as may be reasonably required to enable the Company to make a judgment on the matter. Thereafter, the parties will consult with a view to resolving a satisfactory procedure in view of such conflict, however, as a result of such conflict of interest, Mirabaud Securities may not be able to advise the Company and Mirabaud Securities reserves the right to decline to arrange any transaction or give advice or make any accommodation to the Company.

6.6	The Company and each of the Directors acknowledge that all services provided by Mirabaud Securities pursuant to this Agreement are subject to the FSA's handbook of rules and guidance.

6.7

The Company and each of the Directors acknowledge that Mirabaud Securities is acting solely for the Company in relation to the subject matter of this Agreement and no one else and accordingly that Mirabaud Securities will not be responsible to anyone other than the Company for providing the protections afforded to customers of Mirabaud Securities under FSA Rules or for providing advice in relation to or in connection with such subject matter.

6.8

The Company and each of the Directors acknowledge that Mirabaud Securities is not responsible for providing any legal advice to the Company or the Directors in respect of any applicable laws and regulations and the Company and each of the Directors undertakes to obtain appropriate legal advice in respect of these and to communicate to Mirabaud Securities any such advice as is relevant to the carrying out of Mirabaud Securities’ services hereunder.

6.9

The Company and each of the Directors acknowledge that Mirabaud Securities owes a number of responsibilities solely to London Stock Exchange and will not incur any liability to the Company or the Directors where it has acted properly in accordance with those responsibilities.

7.	Termination

7.1

Either the Company or Mirabaud Securities may terminate the appointment contained in this Agreement by giving to the other not less than three months notice in writing provided that if the appointment is terminated other than due to one of the termination events specified in Clause 7.2 below the Company shall be liable to pay to Mirabaud Securities on a pro rata basis its annual retainer fee referred to in Clause 3.1 of this Agreement up to the date of the expiry of such notice.

7.2	The Company may terminate the appointment contained in this Agreement forthwith by giving written notice to Mirabaud Securities following:

(a)

the appointment of a liquidator, receiver, administrative receiver or administrator over the whole or substantially the whole of Mirabaud Securities’ assets except for the purposes of a solvent reconstruction, amalgamation, reorganisation, merger or consolidation;

(b)

Mirabaud Securities commits any material breach of any of the terms and conditions of this Agreement, which breach (if capable of remedy) remains unremedied within 14 days of service of a notice specifying the breach and requiring it to be remedied in circumstances in which any such breach might reasonably be expected to jeopardise or damage the reputation of the Company if the appointment was not terminated;

(c)

Mirabaud Securities commits a fraudulent act, or commits any material breach of the AIM Rules, FSMA, the Code of Market Conduct published by the FSA or any other laws or regulations to which Mirabaud Securities is subject from time to time;

(d)	any warranty or representation given by Mirabaud Securities in this Agreement is found to be untrue or misleading in any respect which is material;

(e)	Mirabaud Securities ceasing to be registered with London Stock Exchange as a member firm; or

(f)	Mirabaud Securities ceasing to be regulated and authorised by the FSA.

7.3	Mirabaud Securities may terminate its appointment forthwith by giving written notice to the Company in any one of the following events or circumstances:

	(a)	the Company does not pay any sum payable under this Agreement within 30 days of the due date;

(b)

the Company commits any material breach of any of the terms and conditions of this Agreement, which breach (if capable of remedy) remains unremedied within 14 days of service of a notice specifying the breach and requiring it to be remedied in circumstances in which any such breach might reasonably be expected to jeopardise or damage the reputation of Mirabaud Securities if the appointment was not terminated;

(c)

any Director commits a fraudulent act, or the Company or any Director commits any material breach of the AIM Rules, FSMA, the Code of Market Conduct published by the FSA or any other laws or regulations to which the Company or the Directors are subject from time to time;

(d)

the Company fails to comply with advice given to the Company or the Directors by Mirabaud Securities such that, in the reasonable opinion of Mirabaud Securities, such failure could jeopardise or damage the reputation of Mirabaud Securities;

(e)	any warranty or representation given by the Company or a Director in this Agreement is found to be untrue or misleading in any respect which is material;

(f)	any step is taken by any person with a view to the administration of the Company under Part II of the Insolvency Act 1986;

(g)

the Company stops or suspends or threatens to stop or suspend payment of all or a material part of (or a particular type of) its debts or is unable to pay its debts or is deemed unable to do so under Section 123(1) or (2) Insolvency Act 1986;

(h)

the Directors make any proposal under Section 1 of the Insolvency Act 1986 or the Company proposes or makes any agreement for the deferral, resettling or other readjustment (or proposes or makes a general assignment of or arrangement or composition for the benefit of the relevant creditors) of all (or all of a particular type) of its debts, or a moratorium is agreed or declared in respect of, or affecting all or a material part (or of a particular type) of the debts of, the Company;

(i)	the appointment of a receiver, administrative receiver, manager or similar person to enforce a security given by the Company; or

(j)

any step is taken by the Company with a view to its winding-up or any person presents a winding-up petition (other than for frivolous or vexatious reasons) which is not dismissed within 14 days or the Company ceases or threatens to cease to carry on all or a material part of its business, except for the purposes of and followed by reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by Mirabaud Securities before that step is taken.

7.4

Each defaulting party shall notify the other party promptly upon the occurrence of a termination event as set out in Clauses 7.2 and 7.3 of this Agreement (a "Termination Event") or any event or circumstance which may reasonably be expected to give rise to the occurrence of a Termination Event.

7.5	Upon the occurrence of a Termination Event the non-defaulting party shall be entitled to terminate the appointment referred to in this Agreement forthwith by written notice to the other party.

7.6	Upon termination of the appointment referred to in this Agreement:-

(a) the rights and obligations of the parties under this Agreement shall terminate and be of no further effect, except that Clauses 3.2 and 8 of this Agreement shall remain in full force and effect;

(b)

any rights or obligations to which any of the parties to this Agreement may be entitled or be subject to in relation to such appointment before such termination shall remain in full force and effect; and

(c)

the termination shall not affect or prejudice any right to damages or other remedy which the terminating parties may have in respect of the Termination Event which gave rise to the termination or any other right to damages or other remedy which any party may have in respect of any breach of this Agreement which existed at or before the date of termination.

8.	Indemnities

8.1

No claim shall be made by the Company or any of the Directors against Mirabaud Securities, or any subsidiary undertaking or holding company of Mirabaud Securities or any subsidiary undertaking of any holding company of Mirabaud Securities or any of its directors, officers, or employees (each, together with Mirabaud Securities, for the purposes of this Clause 8 an “Indemnified Person”) to recover any loss, damage, cost, charge or expense which the Company, the Directors or any holder of Common Shares or other securities of the Company may suffer or incur by reason of or arising out of the carrying out by Mirabaud Securities, or on its behalf, of its obligations and services under and in accordance with this Agreement except to the extent that such loss, damage, cost, charge or expense arises from the fraud, negligence or wilful default of Mirabaud Securities or any other Indemnified Person, any failure by Mirabaud Securities to comply with its obligations under this Agreement or any breach by Mirabaud Securities or any other Indemnified Person of the AIM Rules or the FSA's handbook of rules and guidance.

8.2

Without prejudice to the rights of Mirabaud Securities as agent of the Company under common law, the Company hereby undertakes to Mirabaud Securities (for itself and as a trustee (but on terms that it shall be entitled in its own discretion to waive any entitlement hereunder (or otherwise make settlements with respect hereto) to such extent as it may think fit having regard to its own and any other interest it may determine) for each and every other Indemnified Person) to indemnify each Indemnified Person against all or any claims (whether or not successful, compromised or settled), actions, liabilities, demands, proceedings or judgements brought or established against any Indemnified Person in any jurisdiction by any holder of Common Shares or by any governmental agency or regulatory body or any other person whatsoever and against all losses, reasonable costs, charges, expenses (including legal fees reasonably and properly incurred) or taxes (including, VAT, stamp duty and SDRT but excluding corporation tax on normal trading profits) which any Indemnified Person may suffer or incur (including, but not limited to, all such losses, reasonable costs, charges, reasonable expenses or taxes suffered or properly incurred in disputing any claim, action, liability, demand or proceedings aforesaid or in establishing its right to be indemnified pursuant to this Clause 8.2) and which in any such case arises, directly or indirectly, out of or is attributable to or is in connection with:

(a)	the neglect or default of the Company; or

(b)	Mirabaud Securities acting as broker to the Company in accordance with the terms of this Agreement and the AIM Rules;

unless and to the extent that any of them arises from the fraud, negligence or wilful default of any Indemnified Person or any failure by Mirabaud Securities to comply with its obligations under this Agreement or any breach by Mirabaud Securities or any other Indemnified Person of the AIM Rules or the FSA's handbook of rules and guidance.

8.3

If Mirabaud Securities becomes aware of any claim made or threatened within the scope of the indemnity set out in this Clause 8, Mirabaud Securities shall promptly notify the Company thereof and shall thereafter (subject to the Indemnified Person being indemnified and secured to their reasonable satisfaction by the Company against all costs, charges, damages and expenses the Indemnified Person may suffer or incur as a result of so doing), subject to the requirements (if any) of the Indemnified Person's insurers, consult with the Company regarding the Indemnified Person's conduct of the Claim and shall provide the Company with such information and copies of such documents relating to the claim as the Company may reasonably require provided that the Indemnified Person shall not be under any obligation to take into account any requirements of the Company in connection with such conduct nor to provide the Company with a copy of any document which is, or in the reasonable opinion of the Indemnified Person's advisers, is likely to be privileged in the context of the claim.

8.4

If the Company becomes aware of any claim made or threatened within the scope of the indemnity set out in this Clause 8 or any matter which may give rise to a claim the Company shall notify Mirabaud Securities and shall provide the Indemnified Persons with such information and copies of such documents relating to the claim as they may reasonably require provided that the Company shall not be required to do so to the extent that:

(a)

the Company in good faith considers a relevant document to be subject to a bona fide duty of confidentiality owed by it to a third party or to be privileged in the context of any litigation by the Company against the Indemnified Person (or vice versa) connected with the claim; or

(b)	it would prejudice any insurance cover to which the Company may from time to time be entitled.

8.5

The Company will not without the prior written consent of Mirabaud Securities settle or compromise or consent to the entry of any judgement with respect to any pending or threatened claim in respect of which indemnification may be sought by any Indemnified Person under this Clause 8 (whether or not the Indemnified Person is an actual or potential party to such claim) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim.

8.6

Mirabaud Securities may defend, compromise, settle or deal with any claim made or threatened within the scope of the indemnity set out in this Clause 8 as it sees fit (having considered the Company’s reasonable requests).

8.7

Each Indemnified Person shall be entitled to enforce its rights under this Clause 8 pursuant to the Contracts (Rights of Third Parties) Act 1999, notwithstanding that such Indemnified Person is not a party to this Agreement.

9.	Withholding and Grossing-up

9.1

All sums payable to Mirabaud Securities under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the relevant person shall pay such additional amount as shall be required to ensure that the net amount received by Mirabaud Securities will equal the full amount which would have been received by it had no such deduction or withholding been made.

9.2

If the United Kingdom Inland Revenue or any other tax authority brings into charge to tax (or into any computation of income, profit or gains for the purposes of any charge to tax) any sum payable to Mirabaud Securities under this Agreement (other than the fees due under Clause 3), then the person liable to make such payment shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable thereon (or that would be so chargeable but for the availability of relief in respect of that charge to tax), is equal to the amount that would otherwise be payable to Mirabaud Securities under this Agreement (additional payments being made on demand of Mirabaud Securities).

9.3

If, on payment of an additional amount to Mirabaud Securities under Clause 9.1 or 9.2 Mirabaud Securities determines that it has received or been granted (and has derived full use and benefit from) a credit against, relief or remission for, or repayment of, any tax in respect of or calculated with reference to the additional amount paid, Mirabaud Securities shall, to the extent that it can do so without prejudice to the retention of such credit, relief, remission or repayment, pay to the Company such amount as Mirabaud Securities shall, acting reasonably, determine to be the proportion of such credit, relief, remission or repayment as will leave Mirabaud Securities after such payment in the same after tax position it would have been in (after taking into account all reasonable expenses incurred in determining or, if necessary, claiming the appropriate credit, relief, remission or repayment) if no additional amount has been required to be paid. Provided always that:

(a)

Mirabaud Securities’ determination of any amount payable under this Clause 9.3 and the date by which it shall be paid shall be final and binding (subject to Mirabaud Securities’ right to adjust the amount determined should the initial determination prove to be incorrect);

(b)

Mirabaud Securities shall have absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and generally as to the conduct of its tax affairs; and

(c)	Mirabaud Securities shall not be obliged to disclose any information regarding its tax affairs or tax computations.

10.	Notices

10.1	Any notices or other communication required to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered:

(a)	in the case of the Company or to the Directors to:

Address:	Suite 300, 570 Granville Street, Vancouver, British Columbia V6C 3P1 Canada

Fax:	+1 604 681 4692

Attention:	Sandra Lee, Secretary

(b)	if to Mirabaud Securities to:

Address:	21 St James’s Square, London SW1Y 4JP United Kingdom

Fax:	+44 20 7930 4066

Attention:	The Compliance Officer

10.2

Any such notice shall be delivered by hand or sent by fax transmission or pre-paid first class post and if delivered by fax shall conclusively be deemed to have been given or served at the time of printout of a transmission report showing that the correct number of pages has been sent without error and if sent by post shall conclusively be deemed to have been received 10 days after the time of posting.

11.	Change of Director

11.1	The obligations of each of the Directors hereunder shall apply for so long as he remains a director of the Company.

11.2

The Company shall procure that each new director of the Company appointed after the date of this Agreement as a director of the Company shall enter into an Agreement provided by Mirabaud Securities in substantially the same form as this Agreement.

12.	Miscellaneous

12.1

No party may assign any or all of its rights or obligations under this Agreement, save that Mirabaud Securities may assign the benefit of this Agreement to any holding company or subsidiary of Mirabaud Securities or any subsidiary of such holding company.

12.2	This Agreement contains the entire agreement between the parties or any of them in connection with the appointment of Mirabaud Securities as the Company’s broker.

12.3	No purported variation of this Agreement shall be effective unless made in writing and signed by each of the parties to this Agreement.

12.4

A failure or delay by any party in exercising any right under this Agreement shall not impair such right or be construed as a waiver of it nor shall any single or partial exercise of any right preclude any other or further exercise of it or the exercise of any other right.

12.5

Save to the extent that third party rights are conferred in this Agreement on a person by express reference to the Contracts (Right of Third Parties) Act 1999, a person who is not a party to this Agreement has no right to enforce any term of this Agreement under that Act.

12.6

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions, or the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be affected or impaired in any way.

12.7

If any party defaults in the payment when due of any sum payable under this Agreement (whether determined by agreement or pursuant to an order of a court or otherwise) the liability of that party shall be increased to include interest on such sum from the due date until the date of actual payment at the rate of 2 per cent above the base annual lending rate from time to time of the Royal Bank of Scotland plc. Such interest shall accrue from day to day, be compounded monthly and calculated on the basis of a 365 day year.

12.8

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, and which delivery may be by telecopier, shall be an original, but all of the counterparts shall together constitute one and the same instrument.

13.	Governing Law

The construction, validity and performance of this Agreement shall be governed by English Law and the parties irrevocably submit to the non-exclusive jurisdiction of the Courts of England.

IN WITNESS whereof this Agreement has been executed the day and year first above written.

Schedule 1

The Directors

Name	Address

DAVID HARRY WILLIAMSON DOBSON	P.O. Box 370
Kirkland Lake, Ontario P2N 3J1
Canada

BRIAN ANTHONY HINCHCLIFFE	P.O. Box 370
Kirkland Lake, Ontario P2N 3J1
Canada

SIGNED by	)

duly authorised for and on behalf of	)	(Signed) Brian A. Hinchcliffe

KIRKLAND LAKE GOLD INC.	)	Signature

in the presence of:-)		CEO

Title

SIGNED by	)

duly authorised for and on behalf of	)	(Signed) N. Tissot

MIRABAUD SECURITIES LIMITED	)	Signature

in the presence of:-)		Director

Title

SIGNED by DAVID HARRY WILLIAMSON DOBSON	(Signed) D. Harry W. Dobson

SIGNED by BRIAN ANTHONY HINCHCLIFFE	(Signed) Brian A. Hinchcliffe